As filed with the Securities and Exchange Commission on July 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	2836	59-3410522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Joslyn

Chief Executive Officer and President

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

(813) 286-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark A. Catchur, Esq. Shumaker, Loop & Kendrick, LLP 101 East Kennedy Boulevard Suite 2800 Tampa, Florida 33602 Telephone: (813) 229-7600 Facsimile: (813) 229-1660	Michael F. Nertney Ellenoff Grossman & Schole, LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-224950

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of Registration Fee(2)
Class A Units consisting of:	—	—
(i) shares of Common Stock, par value $0.001 per share
(ii) Warrants to purchase Common Stock
Class B Units consisting of:	—	—
(i) Series D Convertible Preferred Stock
(ii) Common Stock issuable on conversion of Series D Convertible Preferred Stock(3)
(iii) Warrants to purchase Common Stock
Common Stock issuable on exercise of Warrants(3)	—	—
Total	$4,600,000.00	$572.70

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Act”). Does not include the Securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-224950).
(2)	Includes the price of additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	No separate fee is required pursuant to Rule 457(i) under the Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-224950), which was declared effective by the Commission on July 12, 2018, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $4,600,000.00. The required opinions and consents are listed on the Exhibit Index attached hereto.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

5.1*	Opinion of Shumaker, Loop & Kendrick, LLP.

23.1*	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm.

23.2*	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to the Registration Statement filed on May 15, 2018).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on July 12, 2018.

ORAGENICS, INC.

By:	/s/ Alan Joslyn
Alan Joslyn, Chief Executive Officer, and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on July 12, 2018.

Signature	Title

/s/ Alan Joslyn Alan Joslyn	Principal Executive Officer, Chief Executive Officer and Director

/s/ Michael Sullivan Michael Sullivan	Principal Financial Officer, Chief Financial Officer (Principal Accounting Officer)

* Frederick W. Telling	Chairman and Director

* Robert C. Koski	Director

* Charles L. Pope	Director

* Alan W. Dunton	Director

*By:	/s/ Alan Joslyn
Alan Joslyn
Attorney-in-fact

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